UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2007

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of James P. Dollive

On August 28, 2007, the Kraft Executive Team was advised that James P. Dollive, Executive Vice President and Chief Financial Officer was retiring. The effective date of his retirement has not yet been determined, but Mr. Dollive has indicated his willingness to assist Kraft in an orderly transition of his duties and responsibilities. Mr. Dollive’s compensation will continue unchanged during the period prior to his retirement.

On August 29, 2007, we issued a press release announcing Mr. Dollive’s retirement and the appointment of Timothy R. McLevish to Executive Vice President and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(c) Appointment of Timothy R. McLevish

On August 29, 2007, we announced that Timothy R. McLevish, age 52, will become Executive Vice President and Chief Financial Officer, effective October 1, 2007. Mr. McLevish has no family relationships with any of our directors or executive officers.

Since May 2002, Mr. McLevish has been Senior Vice President and Chief Financial Officer of Ingersoll-Rand Company Limited, a diversified industrial firm. Prior to joining Ingersoll-Rand, Mr. McLevish was Vice President, Chief Financial Officer of Mead Corporation, a forest products company, which he joined in 1987 and where he held various positions of increasing responsibility, including president and general manager of Mead’s Specialty Paper Division.

Information as to whether there are related persons transactions between Kraft and Mr. McLevish is not available at this time. We will file an amended Form 8-K to disclose any related persons transactions when the information is available.

(e) Compensation Arrangement with Mr. McLevish

Pursuant to our offer letter, (the “Offer Letter”), Mr. McLevish, will be entitled to an annual base salary of $675,000. He will also be eligible to participate in the Kraft Management Incentive Plan (MIP), which is our annual incentive program, beginning on October 1, 2007. Mr. McLevish’s annual target award opportunity under the MIP is equal to 90% of his salary, or $607,500. The amount he receives will be pro-rated for the period beginning October 1, 2007 through December 31, 2007 and will also depend on his individual performance and Kraft’s performance. Mr. McLevish is also eligible to participate in the Long-Term Incentive Plan (LTIP), which is our executive long-term cash incentive program. His target opportunity under the LTIP is equal to 150% of his average base salary during the three-year performance period. Mr. McLevish’s actual award during the 2007 – 2009 performance period will be pro-rated for the period beginning on October 1, 2007 through December 31, 2009. The actual amount received under the 2007 – 2009 LTIP performance period and other subsequent three-year performance cycles will depend on Kraft’s performance during each of the respective performance cycles. Mr. McLevish’s target annual equity award, which will be equally divided in the form of stock options and restricted stock, is equal to $1,475,000. His equity award is dependent upon his performance for the year. Mr. McLevish will also receive a sign-on cash bonus of $500,000, which he will be required to repay if he resigns his employment with Kraft within a two-year period. He will also receive a sign-on restricted stock award with a grant value equal to $1,500,000. His restricted stock award will vest one-third each year on the anniversary of the grant date, over a three-year period. In addition to the standard relocation policy benefits, Mr. McLevish will be eligible for temporary living accommodations for a period of up to seven months. Mr. McLevish is also eligible for other benefits consistent with those received by our other executives.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the complete terms and conditions of the Offer Letter, which will be filed with our Form 10-Q for the quarter ended September 30, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Kraft Foods Inc. Press Release, dated August 29, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

Date: September 4, 2007	/s/ Karen J. May
	Name:	Karen J. May
	Title:	Executive Vice President, Global Human Resources, Kraft Foods Inc.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Kraft Foods Inc. Press Release, dated August 29, 2007.